Exhibit 99.1
N E W S R E L E A S E

Expand Energy Corporation Reports Third Quarter 2024 Results, Provides Preliminary 2025 Capital and Operating Plan and Announces Enhanced Capital Return Framework

OKLAHOMA CITY, October 29, 2024 – Expand Energy Corporation (NASDAQ:EXE) ("Expand Energy" or the "company") today reported third quarter 2024 financial and operating results. In addition, the company provided its preliminary 2025 capital and operating plan and announced details regarding its enhanced capital return framework. On October 1, 2024, Expand Energy announced the completion of the previously disclosed merger between Chesapeake Energy Corporation ("Chesapeake") and Southwestern Energy Company ("Southwestern").

Legacy Chesapeake Third Quarter Highlights
•Net cash provided by operating activities of $422 million

•Net loss of $114 million, or $0.85 per fully diluted share; adjusted net income(1) of $22 million, or $0.16 per share

•Adjusted EBITDAX(1) of $365 million

•Produced approximately 2.65 bcf/d net (100% natural gas)

Expand Energy Highlights
•Raised annual synergy target by $100 million; expected to achieve approximately $225 million in 2025 and approximately $500 million in annual synergies by year end 2027

•Upgraded at the start of fourth quarter to Investment Grade credit rating from S&P (BBB-) and Fitch (BBB-)

•Quarterly base dividend of $0.575 per common share to be paid in December 2024, 15th straight quarter paying a dividend

•2025 capital expenditures expected to be approximately $2.7 billion, yielding net production of approximately 7 bcf/day (~91% natural gas)

•Enhanced capital return framework to more effectively return cash to shareholders and reduce net debt; announced new $1 billion share repurchase authorization
(1) Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are included at the end of this news release.

“Our strong third quarter results, recent Investment Grade rating and preliminary 2025 outlook demonstrate the power of our advantaged portfolio and resilient financial foundation,” said Nick Dell’Osso, Expand Energy’s President and Chief Executive Officer. “Our integration efforts are already delivering, allowing us to raise our annual synergy expectations by 25% to $500 million, as we drive to lower our breakeven costs and more efficiently reach markets in need. As the largest domestic producer of natural gas, and a top producer globally, we are built to answer the call for affordable, reliable, lower carbon energy and expand opportunity for all stakeholders.”

INVESTOR CONTACT:	MEDIA CONTACT:	EXPAND ENERGY CORPORATION
Chris Ayres (405) 935-8870 ir@expandenergy.com	Brooke Coe (405) 935-8878 media@expandenergy.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Operations Update

In the third quarter, legacy Chesapeake operated an average of seven rigs to drill 30 wells and turned seven wells in line, resulting in net production of approximately 2.65 bcfe per day (100% natural gas). Additionally, the company built an inventory of 18 drilled but uncompleted ("DUCs") wells and 12 deferred turn in lines ("TILs"). A detailed breakdown of third quarter production, capital expenditures and activity can be found in supplemental slides which have been posted at https://investors.expandenergy.com/events-presentations.

Expand Energy continues to execute its previously disclosed plan to defer completions and new TILs. As of October 1, 2024, the combined company had 58 DUCs, excluding working inventory, and 58 deferred TILs. The company intends to prudently activate production as market conditions warrant.

Expand Energy is currently running 12 rigs (8 in Haynesville, 2 in Northeast Appalachia, and 2 in Southwest Appalachia) and 6 completion crews (3 in Haynesville, 2 in Northeast Appalachia, and 1 in Southwest Appalachia). At current market conditions, the company expects to drop two rigs in the first quarter of 2025.

Annual Synergy Outlook and Preliminary 2025 Capital & Operating Program

Expand Energy increased its expected annual synergy outlook by $100 million to $500 million. The company expects to achieve approximately $225 million in synergies in 2025 and to achieve the full $500 million in annual synergies by year end 2027.

In 2025, at current market conditions, the company expects to run 10 to 12 rigs and invest approximately $2.7 billion yielding an estimated daily production of approximately 7 bcfe per day. Expand Energy will provide complete guidance in early 2025.

Shareholder Returns Update

Expand Energy plans to pay its quarterly base dividend of $0.575 per share on December 4, 2024 to shareholders of record at the close of business on November 14, 2024.

The company announced today its enhanced capital return framework which is designed to more effectively return cash to shareholders and reduce net debt. The plan is expected to go into effect January 1, 2025, and prioritizes the base dividend of $2.30 per share and $500 million of annual net debt reduction. Once both have been funded, it is anticipated that 75% of remaining free cash flow be distributed as market conditions warrant, between share repurchases and additional dividend payments. The remaining free cash flow would be maintained on the balance sheet.

In conjunction with the enhanced framework, Expand Energy’s Board of Directors approved a $1 billion repurchase authorization.

Conference Call Information

A conference call to discuss the results and preliminary 2025 plan has been scheduled for 9 a.m. EDT on October 30, 2024. Participants can access the live webcast at https://edge.media-server.com/mmc/p/mdfco2xg/. Participants who would like to ask a question, can register at https://register.vevent.com/register/BI547bab40e4fe448382fe18b31ab58c03, and will receive the dial-in info and a unique PIN to join the call. Links to the conference call will be provided at https://investors.expandenergy.com/. A replay will be available on the website following the call.

Financial Statements, Non-GAAP Financial Measures and 2024 Guidance and Outlook Projections

Reconciliations of each non-GAAP financial measure used in this news release to the most directly comparable GAAP financial measure are provided below. Additional detail on the company’s 2024 third quarter financial and operational results, along with non-GAAP measures that adjust for items typically excluded by certain securities analysts, are available on the company’s website. Non-GAAP measures should not be considered as an alternative to GAAP measures. Management’s updated guidance for 2024 and preliminary plan for 2025 can be found on the company’s website at www.expandenergy.com.

Expand Energy Corporation (NASDAQ: EXE) is the largest independent natural gas producer in the United States, powered by dedicated and innovative employees focused on disrupting the industry’s traditional cost and market delivery model to responsibly develop assets in the nation’s most prolific natural gas basins. Expand Energy’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution. Expand Energy is committed to expanding America’s energy reach to fuel a more affordable, reliable, lower carbon future.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include our current expectations or forecasts of future events, including matters relating to the combined company after the merger with Southwestern Energy Company (“Southwestern”), armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, and the impact of each on our business, financial condition, results of operations and cash flows, actions by, or disputes among or between, members of OPEC+ and other foreign oil-exporting countries, market factors, market prices, our ability to meet debt service requirements, our ability to continue to pay cash dividends, the amount and timing of any cash dividends and our ESG initiatives. Forward-looking and other statements in this release regarding our environmental, social and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as "expect," “could,” “may,” "anticipate," "intend," "plan," “ability,” "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “guidance,” “outlook,” “opportunity” or “strategy.” The absence of such words or expressions does not necessarily mean the statements are not forward-looking.

Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•conservation measures and technological advances could reduce demand for natural gas and oil;
•negative public perceptions of our industry;
•competition in the natural gas and oil exploration and production industry;
•the volatility of natural gas, oil and NGL prices, which are affected by general economic and business conditions, as well as increased demand for (and availability of) alternative fuels and electric vehicles;
•risks from regional epidemics or pandemics and related economic turmoil, including supply chain constraints;
•write-downs of our natural gas and oil asset carrying values due to low commodity prices;
•significant capital expenditures are required to replace our reserves and conduct our business;
•our ability to replace reserves and sustain production;
•uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;
•drilling and operating risks and resulting liabilities;
•our ability to generate profits or achieve targeted results in drilling and well operations;
•leasehold terms expiring before production can be established;
•risks from our commodity price risk management activities;
•uncertainties, risks and costs associated with natural gas and oil operations;
•our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used;
•pipeline and gathering system capacity constraints and transportation interruptions;
•our plans to participate in the LNG export industry;
•terrorist activities and/or cyber-attacks adversely impacting our operations;
•risks from failure to protect personal information and data and compliance with data privacy and security laws and regulations;
•disruption of our business by natural or human causes beyond our control;
•a deterioration in general economic, business or industry conditions;
•the impact of inflation and commodity price volatility, including as a result of armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, on our business, financial condition, employees, contractors, vendors and the global demand for natural gas and oil and on U.S. and global financial markets;
•our inability to access the capital markets on favorable terms;
•the limitations on our financial flexibility due to our level of indebtedness and restrictive covenants from our indebtedness;
•our actual financial results after emergence from bankruptcy may not be comparable to our historical financial information;
•risks related to acquisitions or dispositions, or potential acquisitions or dispositions, including risks related to the merger with Southwestern, such as risks related to loss of management personnel, other key employees, customers, suppliers, vendors, landlords, joint venture partners and other business partners following the merger; risks related to disruption of management time from ongoing business operations due to integration; the risk of any litigation relating to the transaction; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; and the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the transaction or it may take longer than expected to achieve those synergies or benefits;
•our ability to achieve and maintain ESG certifications, goals and commitments;
•legislative, regulatory and ESG initiatives, addressing environmental concerns, including initiatives addressing the impact of global climate change or further regulating hydraulic fracturing, methane emissions, flaring or water disposal;
•federal and state tax proposals affecting our industry;

•risks related to an annual limitation on the utilization of our tax attributes, as well as trading in our common stock, additional issuance of common stock, and certain other stock transactions, which could lead to an additional, potentially more restrictive, annual limitation; and
•other factors that are described under Risk Factors in Item 1A of Part I of our Annual Report on Form 10-K.

We caution you not to place undue reliance on the forward-looking statements contained in this release, which speak only as of the filing date, and we undertake no obligation to update this information. We urge you to carefully review and consider the disclosures in this release and our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

($ in millions, except per share data)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,044	$1,079
Restricted cash	76	74
Accounts receivable, net	261	593
Derivative assets	199	637
Other current assets	217	226
Total current assets	1,797	2,609
Property and equipment:
Natural gas and oil properties, successful efforts method
Proved natural gas and oil properties	12,373	11,468
Unproved properties	1,806	1,806
Other property and equipment	518	497
Total property and equipment	14,697	13,771
Less: accumulated depreciation, depletion and amortization	(4,743)	(3,674)
Total property and equipment, net	9,954	10,097
Long-term derivative assets	15	74
Deferred income tax assets	1,038	933
Other long-term assets	588	663
Total assets	$13,392	$14,376

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$264	$425
Accrued interest	41	39
Derivative liabilities	5	3
Other current liabilities	589	847
Total current liabilities	899	1,314
Long-term debt, net	2,017	2,028
Long-term derivative liabilities	—	9
Asset retirement obligations, net of current portion	271	265
Other long-term liabilities	17	31
Total liabilities	3,204	3,647
Contingencies and commitments
Stockholders' equity:
Common stock, $0.01 par value, 450,000,000 shares authorized: 135,107,576 and 130,789,936 shares issued	1	1
Additional paid-in capital	5,778	5,754
Retained earnings	4,409	4,974
Total stockholders' equity	10,188	10,729
Total liabilities and stockholders' equity	$13,392	$14,376

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
($ in millions, except per share data)
Revenues and other:
Natural gas, oil and NGL	$407	$682	$1,374	$2,784
Marketing	193	724	641	1,987
Natural gas and oil derivatives	46	106	207	1,195
Gains on sales of assets	2	—	12	807
Total revenues and other	648	1,512	2,234	6,773
Operating expenses:
Production	50	73	158	293
Gathering, processing and transportation	152	192	479	663
Severance and ad valorem taxes	11	27	58	136
Exploration	2	4	7	19
Marketing	192	723	656	1,985
General and administrative	39	29	133	95
Separation and other termination costs	—	—	23	3
Depreciation, depletion and amortization	335	382	1,082	1,148
Other operating expense, net	22	3	55	15
Total operating expenses	803	1,433	2,651	4,357
Income (loss) from operations	(155)	79	(417)	2,416
Other income (expense):
Interest expense	(20)	(23)	(59)	(82)
Losses on purchases, exchanges or extinguishments of debt	—	—	(2)	—
Other income	17	15	58	48
Total other income (expense)	(3)	(8)	(3)	(34)
Income (loss) before income taxes	(158)	71	(420)	2,382
Income tax expense (benefit)	(44)	1	(105)	532
Net income (loss)	$(114)	$70	$(315)	$1,850
Earnings (loss) per common share:
Basic	$(0.85)	$0.53	$(2.39)	$13.86
Diluted	$(0.85)	$0.49	$(2.39)	$12.90
Weighted average common shares outstanding (in thousands):
Basic	133,794	132,153	131,958	133,460
Diluted	133,794	142,348	131,958	143,463

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$(114)	$70	$(315)	$1,850
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	335	382	1,082	1,148
Deferred income tax expense (benefit)	(44)	(80)	(105)	319
Derivative gains, net	(46)	(106)	(207)	(1,195)
Cash receipts on derivative settlements, net	207	216	695	167
Share-based compensation	10	9	29	25
Gains on sales of assets	(2)	—	(12)	(807)
Losses on purchases, exchanges or extinguishments of debt	—	—	2	—
Other	(9)	6	(16)	35
Changes in assets and liabilities	85	9	30	368
Net cash provided by operating activities	422	506	1,183	1,910
Cash flows from investing activities:
Capital expenditures	(298)	(423)	(1,021)	(1,450)
Receipts of deferred consideration	—	—	116	—
Contributions to investments	(26)	(61)	(71)	(149)
Proceeds from divestitures of property and equipment	5	4	17	1,967
Net cash provided by (used in) investing activities	(319)	(480)	(959)	368
Cash flows from financing activities:
Proceeds from Credit Facility	—	—	—	1,125
Payments on Credit Facility	—	—	—	(2,175)
Funds held for transition services	—	(6)	—	91
Proceeds from warrant exercise	—	—	1	—
Debt issuance and other financing costs	—	—	(4)	—
Cash paid to repurchase and retire common stock	—	(132)	—	(313)
Cash paid for common stock dividends	(78)	(77)	(254)	(412)
Net cash used in financing activities	(78)	(215)	(257)	(1,684)
Net increase (decrease) in cash, cash equivalents and restricted cash	25	(189)	(33)	594
Cash, cash equivalents and restricted cash, beginning of period	1,095	975	1,153	192
Cash, cash equivalents and restricted cash, end of period	$1,120	$786	$1,120	$786

Cash and cash equivalents	$1,044	$713	$1,044	$713
Restricted cash	76	73	76	73
Total cash, cash equivalents and restricted cash	$1,120	$786	$1,120	$786

NATURAL GAS, OIL AND NGL PRODUCTION AND AVERAGE SALES PRICES (unaudited)

	Three Months Ended September 30, 2024
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Marcellus	1,531	1.51	—	—	—	—	1,531	1.51
Haynesville	1,116	1.88	—	—	—	—	1,116	1.88
Total	2,647	1.67	—	—	—	—	2,647	1.67

Average NYMEX Price		2.16		—
Average Realized Price (including realized derivatives)		2.51		—		—		2.51

	Three Months Ended September 30, 2023
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Marcellus	1,734	1.63	—	—	—	—	1,734	1.63
Haynesville	1,568	2.15	—	—	—	—	1,568	2.15
Eagle Ford	76	2.52	9	82.33	10	25.76	193	6.36
Total	3,378	1.89	9	82.33	10	25.76	3,495	2.12

Average NYMEX Price		2.55		82.26
Average Realized Price (including realized derivatives)		2.58		82.33		25.76		2.79

	Nine Months Ended September 30, 2024
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Marcellus	1,601	1.65	—	—	—	—	1,601	1.65
Haynesville	1,261	1.88	—	—	—	—	1,261	1.88
Total	2,862	1.75	—	—	—	—	2,862	1.75

Average NYMEX Price		2.10		—
Average Realized Price (including realized derivatives)		2.64		—		—		2.64

	Nine Months Ended September 30, 2023
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Marcellus	1,845	2.24	—	—	—	—	1,845	2.24
Haynesville	1,569	2.26	—	—	—	—	1,569	2.26
Eagle Ford	96	2.22	26	77.41	12	25.61	323	7.82
Total	3,510	2.25	26	77.41	12	25.61	3,737	2.73

Average NYMEX Price		2.69		77.39
Average Realized Price (including realized derivatives)		2.56		72.10		25.61		2.99

CAPITAL EXPENDITURES ACCRUED (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
($ in millions)
Drilling and completion capital expenditures:
Marcellus	$82	$91	$280	$324
Haynesville	151	191	477	704
Eagle Ford	—	9	—	222
Total drilling and completion capital expenditures	233	291	757	1,250
Non-drilling and completion - field	32	48	106	100
Non-drilling and completion - corporate	24	18	73	56
Total capital expenditures	$289	$357	$936	$1,406

NON-GAAP FINANCIAL MEASURES

As a supplement to the financial results prepared in accordance with U.S. GAAP, Expand Energy’s quarterly earnings releases contain certain financial measures that are not prepared or presented in accordance with U.S. GAAP. These non-GAAP financial measures include Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Adjusted EBITDAX, Free Cash Flow, Adjusted Free Cash Flow and Net Debt. A reconciliation of each financial measure to its most directly comparable GAAP financial measure is included in the tables below. Management believes these adjusted financial measures are a meaningful adjunct to earnings and cash flows calculated in accordance with GAAP because (a) management uses these financial measures to evaluate the company’s trends and performance, (b) these financial measures are comparable to estimates provided by certain securities analysts, and (c) items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the company generally excludes information regarding these types of items.

Expand Energy's definitions of each non-GAAP measure presented herein are provided below. Because not all companies or securities analysts use identical calculations, Expand Energy’s non-GAAP measures may not be comparable to similarly titled measures of other companies or securities analysts.

Adjusted Net Income: Adjusted Net Income is defined as net income (loss) adjusted to exclude unrealized (gains) losses on natural gas and oil derivatives, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Expand Energy believes that Adjusted Net Income facilitates comparisons of the company's period-over-period performance, which many investors use in making investment decisions and evaluating operational trends and performance. Adjusted Net Income should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Adjusted Diluted Earnings Per Common Share: Adjusted Diluted Earnings Per Common Share is defined as diluted earnings (loss) per common share adjusted to exclude the per diluted share amounts attributed to unrealized (gains) losses on natural gas and oil derivatives, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Expand Energy believes that Adjusted Diluted Earnings Per Common Share facilitates comparisons of the company's period-over-period performance, which many investors use in making investment decisions and evaluating operational trends and performance. Adjusted Diluted Earnings Per Common Share should not be considered an alternative to, or more meaningful than, earnings (loss) per common share as presented in accordance with GAAP.

Adjusted EBITDAX: Adjusted EBITDAX is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation, depletion and amortization expense, exploration expense, unrealized (gains) losses on natural gas and oil derivatives, separation and other termination costs, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results. Adjusted EBITDAX is presented as it provides investors an indication of the company's ability to internally fund exploration and development activities and service or incur debt. Adjusted EBITDAX should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Free Cash Flow: Free Cash Flow is defined as net cash provided by (used in) operating activities less cash capital expenditures. Free Cash Flow is a liquidity measure that provides investors additional information regarding the company's ability to service or incur debt and return cash to shareholders. Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Adjusted Free Cash Flow: Adjusted Free Cash Flow is defined as net cash provided by (used in) operating activities less cash capital expenditures and cash contributions to investments, adjusted to exclude certain items management believes affect the comparability of operating results. Adjusted Free Cash Flow is a liquidity measure that provides investors additional information regarding the company's ability to service or incur debt and return cash to shareholders and is used to determine Expand Energy's returns framework payout. Adjusted Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Net Debt: Net Debt is defined as GAAP total debt excluding premiums, discounts, and deferred issuance costs less cash and cash equivalents. Net Debt is useful to investors as a widely understood measure of liquidity and leverage, but this measure should not be considered as an alternative to, or more meaningful than, total debt presented in accordance with GAAP.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2024	2023	2024	2023
Net income (loss) (GAAP)	$(114)	$70	$(315)	$1,850

Adjustments:
Unrealized (gains) losses on natural gas and oil derivatives	160	110	489	(931)
Separation and other termination costs	—	—	23	3
Gains on sales of assets	(2)	—	(12)	(807)
Other operating expense, net	23	3	58	18
Losses on purchases, exchanges or extinguishments of debt	—	—	2	—
Other	(4)	(4)	(17)	(19)
Tax effect of adjustments(a)	(41)	(24)	(125)	403
Adjusted net income (Non-GAAP)	$22	$155	$103	$517

(a)	The three- and nine-month periods ended September 30, 2024 and September 30, 2023 include a tax effect attributed to the reconciling adjustments using a statutory rate of 23%.

RECONCILIATION OF EARNINGS (LOSS) PER COMMON SHARE TO ADJUSTED DILUTED EARNINGS PER COMMON SHARE (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($/share)	2024	2023	2024	2023
Earnings (loss) per common share (GAAP)	$(0.85)	$0.53	$(2.39)	$13.86
Effect of dilutive securities	—	(0.04)	—	(0.96)
Diluted earnings (loss) per common share (GAAP)	$(0.85)	$0.49	$(2.39)	$12.90

Adjustments:
Unrealized (gains) losses on natural gas and oil derivatives	1.20	0.78	3.70	(6.49)
Separation and other termination costs	—	—	0.17	0.02
Gains on sales of assets	(0.02)	—	(0.09)	(5.63)
Other operating expense, net	0.17	0.02	0.44	0.13
Losses on purchases, exchanges or extinguishments of debt	—	—	0.01	—
Other	(0.03)	(0.03)	(0.13)	(0.13)
Tax effect of adjustments(a)	(0.31)	(0.17)	(0.95)	2.81
Effect of dilutive securities	—	—	(0.03)	—
Adjusted diluted earnings per common share (Non-GAAP)	$0.16	$1.09	$0.73	$3.61

(a)	The three- and nine-month periods ended September 30, 2024 and September 30, 2023 include a tax effect attributed to the reconciling adjustments using a statutory rate of 23%.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDAX (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
($ in millions)
Net income (loss) (GAAP)	$(114)	$70	$(315)	$1,850

Adjustments:
Interest expense	20	23	59	82
Income tax expense (benefit)	(44)	1	(105)	532
Depreciation, depletion and amortization	335	382	1,082	1,148
Exploration	2	4	7	19
Unrealized (gains) losses on natural gas and oil derivatives	160	110	489	(931)
Separation and other termination costs	—	—	23	3
Gains on sales of assets	(2)	—	(12)	(807)
Other operating expense, net	23	3	58	18
Losses on purchases, exchanges or extinguishments of debt	—	—	2	—
Other	(15)	(13)	(57)	(36)
Adjusted EBITDAX (Non-GAAP)	$365	$580	$1,231	$1,878

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
($ in millions)
Net cash provided by operating activities (GAAP)	$422	$506	$1,183	$1,910
Cash capital expenditures	(298)	(423)	(1,021)	(1,450)
Free cash flow (Non-GAAP)	124	83	162	460
Cash contributions to investments	(26)	(61)	(71)	(149)
Free cash flow associated with divested assets(a)	—	(57)	—	(195)
Adjusted free cash flow (Non-GAAP)	$98	$(35)	$91	$116

(a)	In March and April of 2023, we closed two divestitures of certain Eagle Ford assets. Due to the structure of these transactions, both of which had an effective date of October 1, 2022, the cash generated by these assets was delivered to the respective buyers through a reduction in the proceeds we received at the closing of each transaction. Additionally, in August 2023, we entered into an agreement to sell the final portion of our Eagle Ford assets, with an economic effective date of February 1, 2023. Included within the adjustment above reflects the cash flows from the three months ended September 30, 2023, associated with the final portion of our Eagle Ford assets as the cash generated by those assets were delivered to the buyer through a reduction in the proceeds we received once the transaction closed during the fourth quarter of 2023.

RECONCILIATION OF TOTAL DEBT TO NET DEBT (unaudited)

($ in millions)	September 30, 2024
Total debt (GAAP)	$2,017
Premiums and issuance costs on debt	(67)
Principal amount of debt	1,950
Cash and cash equivalents	(1,044)
Net debt (Non-GAAP)	$906